UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 28, 2023
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XENCOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36182	20-1622502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 West Lemon Avenue Monrovia, California	91016

(Address of principal executive offices)	(Zip Code)
(626) 305-5900
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 27, 2023, Xencor, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Securities LLC (the “Sales Agent”), pursuant to which the Company may issue and sell through the Sales Agent up to $200 million of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”) of the Sales Agreement.
The Common Stock sold in the offering will be issued pursuant to a sales agreement prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and the accompanying base prospectus dated February 27, 2023 forming part of the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-270030) filed with the SEC on February 27, 2023.
Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of the Nasdaq Global Market (“Nasdaq”), to such sell Placement Shares up to the number or amount specified in and otherwise in accordance with the terms of the Sales Agreement.
The Company is not obligated to make any sales of Placement Shares under the Sales Agreement. The Company or the Sales Agent may, upon notice to the other party in writing, suspend any sale of Placement Shares, subject to the limitations set forth in the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the Common Stock under the Sales Agreement having an aggregate gross sales price equal to $200 million and (ii) the termination of the Sales Agreement by the Company and the Sales Agent as permitted therein.
The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Sales Agreement and also agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.
The Company intends to use the net proceeds from any sales of the Common Stock to or through the Sales Agent for general corporate purposes, which may include research and development, capital expenditures, working capital, and general administrative expenses. The Company may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to its own, although it has no current plans, commitments or agreements to do so.
The compensation to the Sales Agent will be an amount not to exceed 3.0% of the gross proceeds of any shares sold under the Sales Agreement.
The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sales Agreement, copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1
Sales Agreement, dated February 27, 2023, by and between the Registrant and SVB Securities LLC (incorporated by reference to Exhibit 1.2 to the Company’s Form S-3ASR filed with the SEC on February 27, 2023).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2023	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary
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